UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 28, 2010

COLUMBIA BANKING SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Washington	0-20288	91-1422237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 A Street
Tacoma, WA	98402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (253) 305-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 28, 2010, of 28,233,727 shares outstanding and entitled to vote at our annual meeting, 24,742,278, or 87.6%, which constituted a quorum, were represented in person or by proxy, and the following three matters were voted upon and approved by our shareholders at the 2010 Annual Meeting:

1.	The election of nine members to our board of directors;

2.	Approval of the Advisory (Non-binding) Resolution - Executive Compensation;

3.	Ratification of Deloitte & Touche LLP as independent registered public accountants.

The following is a summary of the voting results for each matter presented to the shareholders:

Proposal 1. - Election of Directors:

Nominee	Votes "For"	Votes "Withheld"
Melanie J. Dressel	21,394,855	292,621
John P. Folsom	21,374,750	310,446
Frederick M. Goldberg	21,610,648	72,575
Thomas M. Hulbert	21,391,379	291,974
Thomas L. Matson, Sr.	21,366,537	316,964
Daniel C. Regis	21,604,857	78,044
Donald Rodman	21,349,397	332,391
William T. Weyerhaeuser	21,385,935	295,169
James M. Will	21,377,235	309,273

Proposal 2. – Advisory (Non-binding) Vote on Executive Compensation:

Shares Voted "For"	Shares Voted "Against"	Abstentions
24,106,609	270,299	365,370

Proposal 3. – Ratification of Independent Registered Public Accountants:

Shares Voted "For"	Shares Voted "Against"	Abstentions
24,396,153	214,756	131,369

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANKING SYSTEM, INC.

Date: May 3, 2010	/s/ Clint E. Stein
Clint E. Stein
Senior Vice President and Chief Accounting Officer

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